PART II .
SECOND AMENDED PRELIMINARY OFFERING CIRCULAR
Steamline USA, Inc.
11264 Playa Court
Culver City, CA 90302 / United States of America
310--397-2300
S.E.C. CIK # 0001877566 / S.E.C. File No.: 024-11628

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS SECOND AMENDED PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS SECOND AMENDED PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.
        GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

TO THE EXTENT NOT INCONSISTENT WITH THE LEGENDS ABOVE, THISSECOND AMENDED PRELIMINARY OFFERING CIRCULAR IS BEING UTILIZED, AS THE SOLE DOCUMENT FOR THE PURPOSES OF POST-FILING TESTING THE WATERS, AND SOLELY FOR THE PURPOSES ALLOWED PURSUANT TO SAID RULES.

JOBS ACT / REGULATION A+ SECOND AMENDED PRELIMINARY OFFERING CIRCULAR. THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, OR PASS UPON THE ACCURACY OR COMPLETENESS OF ANY PRELIMINARY OFFERING CIRCULARS OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION AND THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. FURTHER, THE COMMISSION DOES NOT ENDORSE OFFERINGS. NOTHING IN THE ORIGINAL PRELIMINARY OFFERING CIRCULAR, OR IN THIS SECOND AMENDED PRELIMINARY OFFERING CIRCULAR, THEREFORE, MAY BE TAKEN AS IN ANY WAY, SHAPE, OR FORM, AS AN S.E.C. ENDORSEMENT OF THIS OFFERING.

THE MINIMUM FOR THIS OFFERING IS $5,000.00 AND THE MAXIMUM IS $5 MILLION.

Issuers Representative: Tony Ramos / Streamline USA, Inc. / 14 Wall Street, 20th floor / NY, NY, 10005
212-618-1285
tony@streamusa-investors.com

Date of Preliminary Offering Circular: August 27,2021
Date of Second Amended Preliminary Offering Circular: November 11, 2021 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES TO THE PUBLIC: upon qualification.

DESCRIPTION OF SECURITIES: $75,000,000.00 common/voting/diluted shares / Tier 2 Regulation A
UNDERWRITERS: none.

See a listing of risk factors at pages 1 through 6, and 14 through 18

DISTRIBUTION SPREAD TABLE

Asking price to public                            $2.50 per share
Underwriting discounts and commissions 	          Sellers:none other than
                                                   the Issuer's representative
Proceeds to Issuer or to other persons per unit	  100% to Issuing company
Termination date                                  Three years after last
                                                   qualification date
Total maximum securities offered                  30,000,000
Total minimum securities offered                   2,000


TABLE OF CONTENTS

ITEM 1 . COVER PAGE......above

ITEM 2. TABLE OF CONTENTS..............................................i-iii

ITEM 3. SUMMARY AND RISK FACTORS.........................................1-6

ITEM 4 . DILUTION........................................................7-8

ITEM 5. PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS...............8-10

ITEM 6. USE OF PROCEEDS TO ISSUER......................................10-12

ITEM 7. DESCRIPTION OF BUSINESS........................................13-20

ITEM 8 . DESCRIPTION OF PROPERTY..........................................20

ITEM 9. MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
        AND RESULTS OF OPERATIONS......................................21-27

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES.......28-32

ITEM 11 . COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.............33-34

ITEM 12. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS.....35

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.....36-37

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ITEM 14 . SECURITIES BEING OFFERED.....................................37-38

ITEM 15 . NOT INCLUDED IN THE FORM 1-A INSTRUCTIONS.......................39

PART F/S...............................................................39-40

PART III - EXHIBITS - ITEM 16 - INDEX TO EXHIBITS.........................40

PART III - EXHIBITS - ITEM 17 - DESCRIPTION OF EXHIBITS................40-41

SUPPLEMENT A. COMPLIANCE - FOREIGN INVESTMENT AND
NATIONAL SECURITY ACT OF 2007.............................................41

SUPPLEMENT B. ANTI-MONEY LAUNDERING &
REPORTING OF SUSPICIOUS ACTIVITY..........................................42

SUPPLEMENT C. REQUEST FOR QUALIFICATION...................................42

SIGNATURES AND ARCHIVE....................................................43

REPORT OF TIER 2 AUDITOR.....A-1


ii

ITEM 3

SIGNIFICANT RISK FACTORS AND SUMMARY


(a) Summary of project information.

This Second Amended[1] Preliminary Offering Circular concerns the raising of capital through the sale of common/voting/diluted shares, where proceeds will be used in order to acquire licenses and rights to distribute motion pictures and TV programming, and will then market said content to cinemas and online media platforms.

This Second Amended Preliminary Offering Circular offers the sale of up to $75,000,000.00[2] in JOBS Act Regulation A+ - Tier 2 common/voting/diluted shares at the asking price of $2.50 (U.S.) per share, to be issued by Streamline USA, Inc. The full SEC electronic file, SEC file number on EDGAR file may be accessed by clicking on the link at the company website: www.streamusa-investors.com . The project office for this project is located at 14 Wall Street, NY, NY, 10005. The office phone number is 212-618-1285.

This summary highlights information contained elsewhere in this Second Amended Preliminary Offering Circular. This summary is not complete, and does not contain all of the information that the investor should consider before investing.
The investor should carefully read the entire Second Amended Preliminary Offering Circular, especially concerning the risks associated with the investment in the securities covered by this Second Amended Preliminary Offering Circular, and discussed throughout this document.


1
________________
[1] To the extent that anything in the original Preliminary Offering Circular is inconsistent with the contents of this Second Amended Preliminary Offering Circular, this amended document controls. The original has been edited in order to comply with the directives of the S.E.C. Comment Letter, dated September 30, 2021.
[2]  The minimum for this offering is $5,000.00 and the maximum is $5 million.



This Second Amended Preliminary Offering Circular concerns only the company, Streamline USA, Inc., a Wyoming corporation.[3] Any purchase of shares, pursuant to this Second Amended Preliminary Offering Circular, will result in a distribution of shares only from Streamline USA, Inc.
Some of the statements in this Second Amended Preliminary Offering Circular are forward- looking statements.

Investing in the company is not without risks, and there is no guarantee of a return on investment. The subscription agreement gives the company the sole discretion in applying any amounts that it receives from an investor. If the company becomes subject to a bankruptcy or similar proceeding, a holder of a security will have a general unsecured claim against the company that may or may not be limited in recovery.

The statement of cash flow set forth below with respect to the period from September 9, 2020 to October 20, 2021, based on a calendar year reporting, is derived solely from the company's audited financial records. See,
Exhibit 9 to this Second Amended Preliminary Offering Circular. This statement of cash flows has been updated to reflect the current flow after the Comment letter of the S.E.C. of September 30, 2021.

Statement of Cash Flows
For the Period 9/9/2020 to 10/20/2021

                                             As of October        As of August
                                               20, 2021             13, 2021
                                              (UNAUDITED)          (AUDITED)

Cash flow From Operating Activities:
   Net income (loss)                        $    (2,943)           1,010,867
Adjustments to reconcile net income to
   net cash provided (used) by
   operating activities:

Changes in:
   Accounts Payable                             (15,000)            23,750
   Receivables                                      -             (1,050,000)

Net cash provided (used) by operating          ------------       ------------
   activities                                    (17,943)           (15,383)


2
________________
[3] Readers may search: www.sec.gov in order to
 locate the full offering files.
The CIK number is: 0001877566. The link to the EDGAR file is posted on the project website at www.streamusa-investors.com



Cash flow From Investing Activities:
   Acquisition of copyrights                        -                (5,000)

Net cash provided (used)                       ------------       ------------
   by investing activities                          -                (5,000)


Cash flow from Financing Activities
   Paid-in Capital                                  -                100,000

Net cash provided (used)                       ------------       ------------
   by financing activities                          -                100,000


Increase (decrease) in Cash                      (17,943)             79,617
Cash, beginning of year (period)                  79,617                -
                                               ------------       ------------
Cash, end of year (period)                     $  61,674              79,617

This forward-looking disclaimer is governed by 15 U.S.C 78u-5(c). The statements in this Second Amended Preliminary Offering Circular may contain forward-looking statements. Such statements relate to future, not past, events.

In this context, forward-looking statements often address expected future business and financial performance and financial conditions, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target." Forward-looking statements, by their nature address matters that are, to different degrees, uncertain, including expected cash and non-cash charges, expected income, earnings per share, revenues, organic growth, margins, cost structure, restructuring charges, cash flows, return on capital, capital expenditures, capital allocation or capital structure, and dividends.

Public communications uploaded onto the company S.E.C EDGAR file, and amendments to S.E.C filings of the company may, also, include certain forward-looking information, and investors should familiarize themselves with the most recent EDGAR filings.


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(b) Significant Risk Factors.
Future uncertainties may include the inability to maintain a credit rating, and the impact on funding costs and competitive position if the company does not do so, the inadequacy of cash flows and earnings, and other conditions which may affect the ability of the company to pay a dividend or to repurchase shares, which may be affected by their cash flows and earnings, and other factors.

Other future uncertainties may include the inability to convert pre-order commitments into orders, the price which the company may realize on orders, since commitments are stated at list prices, customer actions or developments such as cancellations and other factors that may affect the level of demand and financial performance of the customers which the company will serve, the effectiveness of the risk management framework of the company, the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of regulation and litigation, the capital allocation plan of the company, as such plan may change including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions by the company.

Further future, uncertainties may limit the success of the company in integrating acquired businesses and operating joint ventures, its ability to realize anticipated earnings and savings from transactions, to acquire businesses and joint ventures, the impact of potential information technology or data security breaches, and other factors, which are described throughout this Second Amended Preliminary Offering Circular. These or other uncertainties may cause actual future results of the company to be materially different than those expressed in these forward-looking statements. The company does not undertake to update its forward-looking statements.

The securities offered herein are highly speculative securities.
Investment in the securities involves significant risk. With the exception of affiliates, Rule 144 does not apply to purchasers, who may resell 100% of the shares at any time. The investor should purchase these securities only if the investor can afford a complete loss of the investment.


4

No Federal or State securities commission has approved, disapproved, endorsed, or recommended this offering. The investor should make an independent decision whether this offering meets the investment objectives and financial risk tolerance level of the investor. No independent person has confirmed the accuracy or truthfulness of this disclosure, nor whether it is complete. Any representation to the contrary is illegal. Furthermore, these authorities have not passed upon the accuracy or adequacy of this Second Amended Preliminary Offering Circular. Any representation to the contrary is a criminal offense.

This Second Amended Preliminary Offering Circular contains all of the representations by the company concerning this offering. No person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information, not expressly set forth in this Second Amended Preliminary Offering Circular, or in the electronic Form 1-A, posted on EDGAR.

In making an investment decision, investors must rely on their own examination of the company and the terms of the offering, including the merits and risks involved.

The securities being offered have not yet been qualified by the United States Securities and Exchange Commission.

There is only one class of shares in this offering: common/voting/diluted shares.
No person has been authorized to give any information or to make any representations other than those contained in this Second Amended Preliminary Offering Circular, and, if given or made, such information or representations must not be relied upon as having been authorized by the company.

The investor should consult with any attorneys, accountants, and other professional advisors as to the legal, tax, accounting, and other professionals, concerning the consequences of an investment in the company.


5

Statements of future forecasts, projections and expectations are not statements of returns on investment.

The business of the company is extremely competitive, competing with companies such as Disney and Netflix. Market penetration, as a result, may not be immediate.

The company has achieved the tasks as shown in the Second Amended
Offering Circular, with regard to organization, corporate governance and initial capitalization, and therefore, has some operating history.

However, the company has achieved only a limited operating history as far as sales, revenue from sales and establishing a customer base. Further details on the nature and extent of such operating history are shown below in this Second Amended Offering Circular.


Company officials have instituted the following risk mitigation measures:

                a ) 3-day right of withdrawal: The subscription agreement
				provides for a three-day right of withdrawal cooling off
				period for its cancellation by the subscriber, plus a
				waiver of the three-day cooling off period;

                b ) Company officials will not meet with any prospective
				purchasers on an individual basis.

				c)  Investors must rely solely on the information contained
				in Form 1-A, and in this the original and this Second Amended
				Preliminary Offering Circular.


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ITEM 4

DILUTION
A. NO MATERIAL DISPARITIES

There are no material disparities between the public offering price and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire, and, therefore, there can be no comparison of the public contribution under the proposed public offering and the average effective cash contribution of such persons.

B. DILUTION PROTECTION TO SHAREHOLDERS

Whereas, because this is the Second offering of the company, and not as of this Second Amended Offering Circular, to be listed onto an Exchange, company officials have instituted dilution protection, equally, for all shareholders. Dilution protection is defined here as keeping constant the shares of all existing shareholders as each new shareholder makes purchases.
Dilution protection benefits the investor, because, for this Regulation A+ offering, only one class of shares is permitted. As a result, the only manner in which the company may protect investors from having their shares count reduced by other investors, is to keep the shares count constant, relative to all other shareholders.


7


The dilution calculation is based upon a simple ratio whereby existing shareholders receive 20% of the number of shares purchased by a subsequent purchaser.

As an example, if a new shareholder, SH 1, purchases 100 shares, then each existing shareholder would receive an additional 20 shares.
In this manner, existing shareholders never lose their voting power, relative to the new shareholder, or to the other existing shareholders


ITEM 5

PLAN OF DISTRIBUTION - ALL SHARES TO LAND IN THE HANDS OF THE INVESTOR, OR, IN THE CASE OF 'TAKE AND PAY' UNDERWRITERS, IN THE HANDS OF SAID UNDERWRITERS


(a) Underwriters.
There are no current underwriters retained;


(b). Discounts and commissions.
There are no agreements for discounts and commissions;

No third-party sellers have been retained.


8


(c) Plan of distribution.
All shares, pursuant to the subscription agreement, will land in the hands of the investor upon the consummation of the subscription agreement, with the signature of the company's representative.

There are no secondary offering agreements, contracts, or any other relations with any persons or companies;

(d) No shares offered or sold on account of securities holders.
No shares will be offered or sold on account of securities holders;


(e) Restrictions on amounts of funds raised, threshold requirements for achieving funds limit, and requirements of return of funds.

The minimum for this offering is $5,000.00 and the maximum is $5 million.

Upon a subscriber/investor/purchaser exercising the rights under the three-day cooling off period, all funds will be returned to the subscriber/investor/purchaser;

(f) No material delays.
As there are no underwriters as of this Second Amended Offering Circular, there will be no material delays in the payment of the proceeds of the offering by the underwriter to the issuer, and, therefore, the salient provisions in this regard and any effects on the issuer may be stated here.

(g) No other arrangements.
There are no other arrangements that:
	1) limit or restrict the sale of other securities of the same class as those to be offered for the period of distribution;


9


	(2) stabilize the market for any of the securities to be offered, or;

	(3) withhold commissions, or otherwise to hold each underwriter or dealer responsible for the distribution of its participation.

(h) No underwriters confirming sales.
There are no underwriters that intend to confirm sales to any accounts over which it exercises discretionary authority and include an estimate of the amount of securities so intended to be confirmed.


ITEM 6.


USE OF PROCEEDS TO ISSUER

1. STATEMENT OF ALLOCATION OF PROCEEDS
All proceeds have been allocated for particular purposes.

Such purposes are related, on an overwhelming basis, to the gaining of access to the multi-channel networks, and to acquiring product, by way of videos, which the channels will accept. Other uses of proceeds include the purchase of scripts and copyrights, purchase of the YouTube KOL matrix, expansion of IT infrastructure, and staff expansion, legal and accounting fees.


10


2. STATEMENT OF COMPENSATION
Proceeds will not be used to compensate or otherwise make payments to officers or directors of the issuer. There are no subsidiaries of the company, and, therefore, no payments to make to any subsidiaries.

3. NO BEST EFFORTS OFFERINGS
There are no best efforts offerings in the offering.

4. CONSISTENCY WITH ITEM 9(c), BELOW
In accordance with the Form 1-A instructions of this section, the issuer incorporates Item 9(c), into this section.

5. MATERIAL AMOUNTS OF OTHER FUNDS
The issuer has received material amounts, as shown in the tables shown in this Second Amended Offering Circular, and also in the report of the auditor, made an exhibit to this document.

6. NO PROCEEDS TO BE USED TO DISCHARGE INDEBTEDNESS
There are no material parts of the proceeds to be used to discharge indebtedness. There has been no indebtedness incurred, and therefore, not within one year, of the offering.


11


7. NO ASSETS TO BE ACQUIRED OTHER THAN IN THE ORDINARY COURSE OF BUSINESS
There are no assets to be acquired other than in the ordinary course of business. As provided in greater detail in the Second Amended Offering Circular, the key to an early success of the business will be in purchasing the services of the multi-channel networks, and then obtaining product, consisting of videos, that will be accepted by the channel owners, for distribution to paying viewers. All such activity is within the ordinary course of the streaming video industry.

More specifically, the company has no plans and no business plan, or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

8. NO ANTICIPATED CHANGE IN USE OF PROCEEDS
The issuer does not anticipate any change in the use of proceeds. The two key elements in the video business are the multi-channel networks, and acquiring product, consisting of videos, that will be accepted by the channel owners for distribution to paying customers. The issuer does not believe that any change in circumstances leading to an alternative use of proceeds is likely to occur.


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ITEM 7

DESCRIPTION OF BUSINESS

(a) Narrative description of business.

   1. Business done and intended to be done.

Streamline USA, Inc. was incorporated in September, 2020. Prior to its incorporation, it did no business, was not affiliated with, associated with, or a part of any other entity. The company was founded by its founders.

The business to be done includes conducting entertainment marketing services, successfully investing in and, therefore, sharing global revenues from films, focusing on high-quality content, and utilizing the strategic capabilities of the founders to sell streaming videos on multi-channel networks.

All of the founders have extensive experience in the video sector, and all live and work in Culver City, California, the U.S. hub of the film industry.

The founders believe that, by combining their experience, the company will be able to compete in the highly competitive video sector, including by making inroads for consumer choices, into the viewing sector of the large companies, which are, YouTube, Netflix Hulu, Amazon Prime Video and Disney.

For example, company founders have experience with successfully investing and sharing global revenues in such films as Interstellar, Mission Impossible - Rogue Nation, Wonder Woman, and Hindi Medium;


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        (i) The principal products produced and services rendered
            and the principal market for and method of distribution of such products and services.


Streamline USA, Inc. focuses on high-quality and popular content at its core. The Companys content will encompass all genres and formats, including action, comedy, drama, fantasy, romance, and more. Short videos, typically those that are more flexible in terms of copyright, will also be included in the catalogue. Streamline USA, Inc. will make the best use of its strategic cooperation with two top tier overseas multi-channel networks (MCNs), which own more than 5,000 KOL (influencer) accounts posting over 150,000 videos annually. These influencers include U.S. minorities from India, Japan, Korea, and other Asian countries. Thus, a goal of company officials is to respect traditional country boundaries, while also appealing to broader audiences.

For example, as referenced in Item 9., below, the Company entered into a contract and sold one of its assets, a copyright, for the amount of $1.5 million. A full copy of the contract is shown in the exhibits, ITEM 17. , to this Second Amended Preliminary Offering Circular. This contract provides a good discussion point, whereby the investor may better understand the Companys business.

To achieve such a contract, Company officials had to search for the asset, the copyright. In the highly competitive sector of copyrights and videos, this task can be accomplished only by persons who have an expertise in the search and acquisition of such assets. In this offering, all three principal founders, Mssrs. Igielko-Herrlich, Ma and Xue, have significant expertise in this area.


14


Secondly, the company was able to find a buyer for the copyright, and to sell it for cash. A full knowledge of potential buyers, their sector, their cash position, and, all importantly, the size of the buyers market, must exist. Otherwise, the company faces the prospect of selling an asset for less than its value. The fact that company officials knew exactly the type of purchaser, the manner of fronting the deal, and the commanding price, $1.5 million, cash, achieved for the copyright is a demonstration of the Companys early prowess in the copyright sector alone.

Besides the new business mentioned above, Streamline will also continue to provide entertainment marketing service as the current main source of the Companys revenue:

        (ii) The status of a product or service, if the issuer has made public information about a new product or service which would require the investment of a material amount of the assets of the issuer or is otherwise material.


Company officials have not made any such information public, and there is none to report as of the filing of this Second Amended Preliminary Offering Circular.


15


Information as to investments is contained solely in the original and in this Second Amended Preliminary Offering Circular, and the exhibits made a part of same.

        (iii) Reserved on the S.E.C. Form 1-A instructions, and, therefore, no response can be made here;

        (iv) The total number of persons employed by the issuer.
The company has five employees, full-time;

        (v) Any bankruptcy, receivership or similar proceeding;
None;

        (vi) Any legal proceedings material to the business or financial condition of the issuer;
None;

        (vii) Any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business;
None;


	2. Distinctive or special characteristics of the Issuers operation or industry which may have a material impact upon the issuers future financial performance:

		(i) dependence on one or a few major customers or suppliers, which
		may have a material impact on the issuer's future financial performance

Company officials wish for investors to know that their efforts to achieve immediate business relations with the multi-channel networks will be key to the early success of the companies.


16


These channels post more than 150,000 videos, annually. In this regard, the company will be dependent upon one or more of these channels for its early success. Same applies to the copyright trading aspect of the business. Resources are scarce and highly concentrated, most overseas films and TV content are in the hands of a few major distribution companies. To ensure success for both short term and long term, the company needs to close as many deals as possible and the contracts need to be as long term as possible;

		(ii) effect of existing or probable governmental regulation (including
		environmental regulation).

There are no existing or probable government regulations that make the companys business different from any of the other streaming video service companies, and therefore, with the exception of compliance with such regulations, or any that come into effect, there are no regulations which will have a material impact on the future financial performance of the company;

		(iii) material terms of and/or expiration of material labor contracts
		or patents, trademarks, licenses, franchises, concessions or royalty
		agreements.

There are no material terms, as of yet, or any anticipated, of any labor contracts, trademarks, licenses, franchises, concessions or royalty agreements. To the extent that any such may come into effect, going forward, all such will be made in such a manner that is consistent with those utilized in the ordinary course of business in the industry.


17


For example, if persons employed by the company are members of a labor union, the union contract and rules and regulations will govern.

Or, for patents, trademarks and licenses, all government rules and regulations will be followed. For any concessions, such would become a part of any contract on a contract by contract basis. None exist or are known at this time. For any royalty agreements, those which can be negotiated will be reduced to writing utilizing the well known rules and laws that define such agreements. Compliance with all such items described here will be with the advice of counsel;


		(iv) unusual competitive conditions in the industry.


The streaming video sector has undergone a significant transformation as a result of the impact upon theaters, due to the COVID-19 pandemic. To the extent that the pandemic continues to have an impact upon this sector, company officials will be competing in such a manner as will all other such video service companies. Irrespective, once the pandemic recedes, however, company officials believe that a much broader streaming audience will remain, and thus, anticipate a continued expansion, post-pandemic;

		(v) cyclicality of the industry and anticipated raw material or energy
		shortages to the extent management may not be able to secure a
		continuing source of supply.

The business cycle of the industry is tied to release dates of films. To the extent that all streaming companies will be vying for competitive products to sell to


18


audiences, company officials are confident that they will be able to compete in the space. There are no issues concerning supply chain distribution, and the video sector, including the company, is not dependent upon raw materials or energy shortages for its business;

(b) Reserved on the S.E.C. Form 1-A instructions, and, therefore, no response can be made here.

(c) Industry Guides.

Consistent with the Industry Guides, OMB Number: 3235-0069, expiration date, October 21, 2022, the company does not fall within any of the industries to which the said Guides apply, including no activity with bank holding companies, oil and gas programs, interests in real estate partnerships, unpaid claims and claims adjustment expenses of property-casualty insurance underwriters, or mining operations;

(d) limited partnership or limited liability company interests.

The company has no other business entity other than the corporation described throughout this Second Amended Offering Circular.
There are, therefore, no limited partnerships or limited liability company interests to report here.


19


(e) Domestic control rules and interpretations compliance


	(1) AS TO RULE 251(b) OF REGULATION A

	This Issuer, Streamline USA, Inc., is an entity organized under the laws of the State of Wyoming, with its sole and principal place of business in Culver City, California.

	(2)  AS TO QUESTION 182.03 OF THE
	SECURITIES ACT COMPLIANCE AND
	DISCLOSURE INTERPRETATIONS (C&DIs)
	MOST RECENT UPDATE OF
	NOVEMBER 6, 2017

        This Issuer, Streamline USA, Inc., has all of its headquarters and operations in the United States, and specifically in Culver City, California, and has no operations outside of the United States.


ITEM 8

DESCRIPTION OF PROPERTY

Chief among any property to be held, will be the intellectual property, including copyrights, and the distribution rights from the purchase of the access to the multi-channel networks, and royalty rights.


20


ITEM 9

MANAGEMENTS DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

(a) Operating results. This section was prepared by company officials, with the assistance of the Tier 2 auditor, Ms. Najib, CPA. Her consent form covers all items in the offering documents.


1. Significant factors, including unusual or infrequent events or transactions or new developments, materially affecting the issuers income from operations, and, in each case, indicating the extent to which income was so affected.

There are no significant factors which have materially affected any income from operations. Any such material events would be forward-looking and made upon achieving sales of shares. Specifically, there are no material events and uncertainties known to management that would cause reported financial information not to be necessarily indicative of future operating results or of future financial condition.

This includes:

A. matters that would have an impact on future operations that have not had an impact in the past, and;

B. matters that have had an impact on reported operations that are not expected to have an impact upon future operations.


21


2. Any other significant component of revenue or expenses necessary to understand the issuers results of operations.

There are no other significant components of revenue or expenses that are necessary to understand the issuers results of operations. Specifically, the financial statements do not reveal any material changes from year to year in one or more-line items. Therefore, there are no causes of any such changes that would be necessary to an understanding of the issuers business as a whole. There are no causes in one line item that relate to other line items.
Any variance in amounts of changes from year to year are readily computable from the financial statements, and therefore, not discussed in this document.

3. Material changes shown in the financial statements.
There are no material changes in the financial statements as to net sales or revenues, and in particular, none which are attributable to changes in prices or to changes in the volume or number of products or services being sold or to the introduction of new products or services. There are no interim financial statements included, and therefore, there is no discussion of same here.

(b) Liquidity and capital resources.


22


(1) The issuers liquidity (both short and long term), including a description and evaluation of the internal and external sources of liquidity and a brief discussion of any material unused sources of liquidity. If a material deficiency in liquidity is identified, indicate the course of action that the issuer has taken or proposes to take to remedy the deficiency.

Company officials entered into a material contract for copyright scripts on August 5, 2021. The contract is between the company and a company called Golden Renaissance Culture Media Co., Ltd. Under the terms of the contract, the company transfers its owned script literary works, including but not limited to, contents, episode briefs, literary scripts, biographies of characters, and dialogue scripts. The contract price is one and one half million dollars ($1,500,000.00).

Of the contract amount, $1,050,000.00 is set aside to be used as working capital and is expected to cover the issuers daily operating expenses, payroll, and project-related costs (refer to (b) 2 and (c).). The daily operating and payroll expenses for the remainder of 2021 will be well under $100,000.00 according to Management with project costs expected to require a maximum of $300,000.00 Therefore, no liquidity issues have been identified. Moreover, according to Management, starting from January 2022, the projects for which the costs are related to will begin to generate revenue and cover their own costs, resulting in sufficient profitability.

As relates to the projects that are detailed in section C, the issuer expects to generate $1,500,000.00 in revenue in 2022 that are intended to be used to cover operating expenses. No other major working capital funding plan is in place in the short or long term and according to Management.


23


Company officials are not anticipating any further major working capital funding, and therefore, none is in place for the short or long term.

(2) The issuers material commitments for capital expenditures as of the end of the latest fiscal year and any subsequent interim period and an indication of the general purpose of such commitments and the anticipated sources of funds needed to fulfill such commitments.

The issuers material commitments for capital expenditures as of the end of the latest fiscal year and any subsequent interim period are:

        A . Entertainment marketing;
        B . Overseas Copyright Content Acquisition;
        C . YouTube Matrix Business.

The general purpose of such commitments is to fully implement the business upon achieving proceeds from the sale of shares from this offering.

These projects will be funded using the receivable of $1,050,000 mentioned in section 3(b) and revenues from these projects are expected to be realized in early 2022, as follows:

        A . Entertainment marketing: $150,000.00;
        B . Overseas Copyright Content Acquisition: $100,000.00;
        C . YouTube Matrix Business: $50,000.00.


24


(c) Plan of Operations.
(1) Issuers plan of operation for the 12 months following the commencement of the proposed offering.

The Issuers plan of operation for the 12 months following the commencement of the proposed offering consists of, primarily:

A. Continued expansion of its entertainment marketing component, its advertising business, which generates immediate and recurring revenue;

B. Expanded and accelerated implementation of its overseas content acquisition component;

Company officials are already in substantive negotiations with film and television copyright owning entities. One animation series is already in distribution. Present distribution is for 3,410 episodes to be distributed on media platforms such as TubiTV, Google Play, YouTube Movies, PlutoTV, the Roku Channel, IMDBTV, Crackle, and Vudu, among others.

C. Continued implementation of its YouTube matrix component.

The company has already achieved three YouTube YPP-approved channels, which have been launched.


25


Each channel function is distinct, and covers the following types of content:

	1. Film / TV series;
	2. Key Opinion Leader Short Videos:
	3. Special Programs.

(2) Opinion of management as to satisfaction of cash requirements.


In the opinion of management, the proceeds from the offering will satisfy its cash requirements.

(d) Trend information.

(1) Recent trends in production, sales and inventory.
The industry saw significant revenue growth due to restrictions on theater going as a result of the CoVID-19 pandemic. Company officials believe that, even with the pandemic receding, the significant number of new subscribers to streaming services will generate continuing and significant growth well into the future.

(2) The order book, costs and selling prices
The primary source of revenue, pending expansion into the multi-channels and product content acquisition, distribution and royalties, remains in advertising.


26


The tables shown in this Second Amended Offering Circular, as well as those shown in the report of the auditor, provide the detail as to the costs incurred. Other information shown above details the anticipated expenses.

For the year 2021 to date, the company has realized advertising revenue in the amount of sixty thousand dollars ($60,000.00).

(3) Other trends
The issuer mostly incurred approximately $40,000.00 in legal and professional services costs as of August 13, 2021, since the date of inception with no other costs except minimal operating charges. Subsequent to August 13, 2021 and up to October 20, 2021, the issuer incurred $60,000 in another category of expenses ($50,000 paid to outsource activities related to the EM business and $10,000 paid to a talent agency) and $5,400 in Marketing expenses. Moreover, payroll and expenses in connection to the projects mentioned in (section c) are expected to be incurred during 2021. The issuer realized revenues on the EM business in the amount of $60,000 during 2021.

        There are no other known trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on the issuers net sales or revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.


27


ITEM 10
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

         (a) The information provided in the table below is made according to the instructions to Form 1-A:

Executive Officers:
Name : Ruben Igielko-Herrlich
Position : President & CEO
Age : 61
Term of Office : Permanent
Approximate hours per week for part-time employee : N/A

Name : Dapeng Ma:
Position : Vice President
Age : 42
Term of Office : Permanent
Approximate hours per week for part-time employee : N/A


Name : Yitian Xue
Position : Treasurer & CTO
Age : 43
Term of Office : Permanent
Approximate hours per week for part-time employee : N/A

Name : Yue Wu
Position : Secretary
Age : 42
Term of Office : Permanent
Approximate hours per week for part-time employee : N/A

Directors:
Name : Daphne Briggs
Position : Director of Entertainment Marketing
Age : 50
Term of Office : Permanent
Approximate hours per week for part-time employee : N/A

Significant Employees:
Name : N/A
Position : N/A
Age : N/A
Term of Office : N/A
Approximate hours per week for part-time employee : N/A(iv)

        (b) No family relationships.
There are no family relationships between any director, executive director, or person nominated or chosen by the issuer to become a director or executive officer or any significant employee;


28
________________
[4] Footnote required by Form 1-A instructions: There are no arrangements or understandings between the persons described above and any other persons, pursuant to which the person was or is to be selected to his or her office or position.


        (c) Business experience.

                1 . Ruben Igielko-Herrlich

Mr. Igielko-Herrlich lives and works in Los Angeles, California.

He has over 30 years in the entertainment marketing industry, and brings the experience of being able to create a truly global network for the company.

Given his extensive number of years in the industry, Mr.
Igielko-Herrlich, will bring his network-building talents in order that the company may start off with a global outreach, that will include the U.S. market, but also markets in South America, Europe, Southeast Asia and China.

He has the ability to originate tailor-made strategies to create symbiotic associations between the viewer and the program.

Mr. Igielko-Herrlich is acknowledged as being one of the pioneers of branded entertainment. His clients have included, but are not limited to The BMW Group (BMW, Mini, Rolls-Royce, BMW Motorrad), Bulgari, Lacoste, Louis XIII, Mot & Chandon, Nokia, Piaget and Rimowa, among others.

Mr. Igielko-Herrlich is credited with such dominating placements as the memorable Nokia integrations in both The Matrix and Transformers, the impressive BMW integrations and promotional tie-ins with Mission: Impossible Ghost Protocol and Mission: Impossible Rogue Nation, among others.


29


In addition, Mr. Igielko-Herrlich has developed and established the renowned entertainment media evaluation solution process. The process is established as the most representative quantification method for entertainment marketing activities available today.

Mr. Igielko-Herrlich is currently 61 years of age, holds a Masters degree in Business Administration from Emory University and a Bachelor of Science degree in Business Administration from HEC University of Lausanne.

Through his extraordinary experience and capability, Mr. Igielko-Herrlich has built a bridge between brand clients and the great resources of Hollywood in the TV and film industry, as well as created innovative collaborations. He has established close partnerships with six major studios in Hollywood, recommended by 20th Century Fox, Paramount Pictures, Universal Picture, Warner Bros. Entertainment.

Company officials believe that his leadership will propel the company to an accelerated entry into the video market sector.

                2 . Dapeng (James) Ma

Dapeng Ma lives and works in Los Angeles, California.

Mr. Ma is 42 years of age.

Mr. Mas overall contribution to the company is and will be in the areas of international film distribution, film box office marketing, film media advertising and pre-roll advertisements.


30


With the major Hollywood studios, he has performed services relating to overseas theatrical releases. In addition, he has advised on various production aspects, including scouting and brand collaborations.

Among his major feature film participations are Teenage Mutant Ninja
Turtles (2014), Interstellar (2014), Mission: Impossible - Rogue Nation (2015), and Wonder Woman (2017).

                3 . Yitian (Fred) Xue

Yitian Xue lives and works in Los Angeles, California.

Mr. Xue is 43 years of age.

With degrees in computer science and applications, Mr. Xue brings, and will continue to bring his considerable management skills to the entire company infrastructure and ecosystem.

With over 20 years in operations management, research and development, Mr. Xue brings his strong communication, analytical and prioritization abilities to the company. He will place the company on an advanced management level, to include accelerated implementation of operations management, new technology development and software implementation.


31


For example, Mr. Xue has managed IT projects for these companies:
Shanghai Cellstar International Trading,  EntroSpect Solutions.
Mr. Xue was the founder, in 2015, of Tancal Technology, Inc. a company providing Commodity Exchange Infrastructure, Dealing Desk and Market Making Solutions.

(d)  Involvement in certain legal proceedings

(1) Bankruptcy or State insolvency:

There are no members of the group who have been involved in such proceedings.

The company has not been involved in any bankruptcy proceedings;

(2) Criminal proceedings:

There are no members of the group who have been involved in any criminal proceedings.

(3)  Other legal proceedings:

The company is involved in no other legal proceedings.


32


ITEM 11

COMPENSATION OF DIRECTORS AND
EXECUTIVE OFFICERS


1. Table required by Form 1-A instructions.

Name                               Ruben            Dapeng Ma       Yitian Xue
                              Igielko-Herrlich
Capacities in                 President & Chief   Vice President     Treasurer
  which compensation          Executive Officer
  was received (e.g.,
  Chief Executive Officer,
   directors, etc.)
Cash compensation ($)               0                   0                0
Other compensation ($)              0                   0                0
Total compensation ($)              0                   0                0


(b) Provide the aggregate annual compensation of the issuers directors as a group for the issuers last completed fiscal year. Specify the total number of directors in the group.

The current board is composed of the persons shown in the table in subsection (a), here. There was no compensation, and therefore, no aggregate compensation to such persons, and therefore, the answer to this section is: none.


(c) For Tier 1 offerings.

As this is not a Tier 1 offering, no response is made here;


33


(d) Proposed compensation to be made in the future pursuant to any ongoing plan or arrangement to the individuals specified in paragraphs (a) and
(b) of this item.

As of the filing of this Second Amended Offering Circular, the board has made no plan, and does not anticipate any at this time. The board members are financially self-sustaining in their own right, so that proceeds will be directed solely to the items discussed and described in this Second Amended Offering Circular.


34


ITEM 12
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS


Title of class               Founding Shares

Name and address of          Ruben Igielko-Herrlich: 11264 Playa Court,
  beneficial owner (1)                               Culver City, CA 90230

Amount and nature of         Ruben Igielko-Herrlich: 15.97%, based upon title
  beneficial ownership         ownership, and beneficial ownership of other
                               founding shareholders other than Dapeng Ma and
							   Yitian Xue.

Amount and nature of
  beneficial ownership
  acquirable (2)             None

Percent of class (3)         Ruben Igielko-Herrlich: 15.97%

-----

Title of class               Founding Shares

Name and address of          Dapeng Ma: 11264 Playa Court,
  beneficial owner (1)                  Culver City, CA 90230

Amount and nature of         Dapeng Ma: 43.11%, based upon title
  beneficial ownership         ownership, and beneficial ownership of other
                               founding shareholders other than Ruben
							   Igielko-Herrlich and Yitian Xue.

Amount and nature of
  beneficial ownership
  acquirable (2)             None

Percent of class (3)         Dapeng Ma: 43.11%

-----

Title of class               Founding Shares

Name and address of          Fred Xue: 11264 Playa Court,
  beneficial owner (1)                 Culver City, CA 90230

Amount and nature of         Yitian Xue: 39.92%, based upon title
  beneficial ownership         ownership, and beneficial ownership of other
                               founding shareholders other than Ruben
							   Igielko-Herrlich and Dapeng Ma.

Amount and nature of
  beneficial ownership
  acquirable (2)             None

Percent of class (3)         Dapeng Ma: 39.92%

 Culver City, CA 90230


35


ITEM 13
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

(a) Describe briefly any transactions or any currently proposed transactions during the issuers last two completed fiscal years and the current fiscal year, to which the issuer or any of its subsidiaries was or is to be a participant and the amount involved exceeds the lesser of $120,000.00 and one percent of the average of the issuers total assets at year end for the last two completed fiscal years for Tier 2:

There are no such transactions.

        (1) Any director or executive officer of the issuer;
None.

         (2) Any nominee for election as a director;
None.

         (3) Any securityholder named in answer to Item 12(a)(2);
None.

         (4) If the issuer was incorporated or organized within the past three years, any promoter of the issuer;
None.


          (5) Any immediate family member of the above persons, including
		  any such persons child, stepchild, parent, stepparent, spouse,
		  sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law,
		  brother-in-law, sister-in-law, or any person (other than a tenant
		  or employee) sharing such persons household.
None.


36


(b) If any expert named in the offering statement as having prepared or certified any part of the offering statement was employed for such purpose on a contingent basis or, at the time of such preparation or certification or at any time thereafter, had a material interest in the issuer or any of its parents or subsidiaries or was connected with the issuer or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee, describe the nature of such contingent basis, interest or connection.

None.

ITEM 14
SECURITIES BEING OFFERED

A . Capital stock.

	l. title of class:
common/voting/diluted;

	2. dividend rights:
The board has not yet discussed dividends, and plans to do so only in the context of retaining a compensation expert to provide guidance on this issue;

	3. voting rights:
Common to all: all shareholders have one vote for each share owned;

	4. liquidation rights:
The board has not yet issued a resolution on this issue;


37


	5. preemptive rights:
There are no preemptive rights, and no contracts for any preemptive rights, and thus, the one class / one price format is maintained. In general, however, all shareholders will be issued additional shares with each successive new issue, consistent with their amounts held, and as calculated using the dilution formula shown above;

	6. conversion rights:
There are no conversion rights because there is only one class of stock: common/voting/diluted;

	7. redemption provisions:
There has been no discussion, yet, as to any redemption of shares, and same will take place upon the retainer of a compensation and shares expert in order to provide guidance;

	8. sinking fund provisions:
As there are no bonds being sold in this offering, so that there are no sinking fund provisions;

	9. liability to further calls or to assessment by the issuer:
There will be no calls or assessments by the Issuer, without a resolution by the board, circulated to all shareholders.


B . debt securities are being offered:

There are no debt securities being offered as all shares in the offering are one class / one price.

C . warrants, rights, or convertible securities:

There are no warrants, rights or convertible securities as all shares are one class / one price.


38


ITEM 15
NOT INCLUDED IN THE FORM 1-A INSTRUCTIONS

        The instructions to Form 1-A do not include an Item 15. Therefore, this section is left blank.

PART F/S


Assets

                                             As of October        As of August
                                               20, 2021             13, 2021
                                              (UNAUDITED)          (AUDITED)

Assets
   Current Assets:
      Cash and Cash Equivalents                   61,674             79,617
      Receivables                              1,050,000          1,129,617
	                                          ------------       ------------
   Total Current Assets                        1,111,674          1,129,617
											  ------------       ------------
   Non-current assets:
      Intangible assets:
      Copyrights                                    5,000              5,000
	                                          ------------       ------------
   Total Intangible Assets                          5,000              5,000
											  ------------       ------------
	                                          ------------       ------------
Total Assets                                    1,116,674          1,134,617
											  ------------       ------------

Liabilities & Members Equity
   Current liabilities:
      Accounts Payable                              8,750             23,750
	                                          ------------       ------------
   Total current liabilities                        8,750             23,750
	                                          ------------       ------------
   Non-current Liabilities:
	                                          ------------       ------------
   Total non-current liabilities                    -                 -
	                                          ------------       ------------

	                                          ------------       ------------
Total Liabilities:                                 8,750            23,750
	                                          ------------       ------------

39


Equity:
Common Stock (12,400,000 and 12,400,000             -                 -
   shares issued and outstanding, no par
   as of October 20, 2021, and August 13,
   2021, respectively)
Retained Earnings (accumulated deficit)         1,010,867              -
Paid-in capital                                   100,000            100,000
Net income (loss)                                 (2,943)          1,010,867
	                                          ------------       ------------
Total Equity      :                             1,107,924          1,110,867
	                                          ------------       ------------

	                                          ------------       ------------
Total Liabilities & Equity                      1,116,674          1,134,617
	                                          ------------       ------------



PART III
EXHIBITS


ITEM 16
INDEX TO EXHIBITS

Note to exhibits: pursuant to the manner in which EDGAR requires uploads, the exhibits shown here must be separately uploaded, and are separately uploaded with this Second Amended Offering Circular. Further, the exhibits shown here are those which have been directed to be uploaded in the S.E.C. Comment letter of September 30, 2021, and therefore are in compliance with said letter.

ITEM 17
DESCRIPTION OF EXHIBITS

EXHIBIT 2A TO: First AMENDED PRELIMINARY OFFERING CIRCULAR -
PART III. ITEM 17. 2A. OF THE INSTRUCTIONS TO FORM 1-A - CHARTER


40


EXHIBIT 2B TO: First AMENDED PRELIMINARY OFFERING CIRCULAR -
PART III. ITEM 17. 2B. OF THE INSTRUCTIONS TO FORM 1-A - BYLAWS

EXHIBIT 6 TO: Second AMENDED PRELIMINARY OFFERING CIRCULAR - PART III. ITEM 17.
6. OF THE INSTRUCTIONS TO FORM 1-A - MATERIAL CONTRACT

EXHIBIT 11 TO: First AMENDED PRELIMINARY OFFERING CIRCULAR -
PART III. ITEM 17. 11. OF THE INSTRUCTIONS TO FORM 1-A - AUDITORS CONSENT

EXHIBIT 12 TO: First AMENDED PRELIMINARY OFFERING CIRCULAR -
PART III. ITEM 17. 12. OF THE INSTRUCTIONS TO FORM 1-A - OPINION OF COUNSEL

SUPPLEMENT A .

COMPLIANCE - FOREIGN INVESTMENT AND NATIONAL SECURITY ACT OF 2007

All foreign investors shall make a nominal initial deposit into the escrow account of the escrow agent. Such deposit must be made from the institution which will provide any investment funds, must show the name of the investing company, and the full contact information of the sender must be provided.

Upon receipt of such nominal deposit, the information will be turned over to the office of the Foreign Investment and National Security Act of 2007, for clearance.

No investor contracts shall be concluded until such time as the nominal deposit has been cleared, and the above-mentioned due diligence information provided.


41




SUPPLEMENT B .

ANTI-MONEY LAUNDERING & REPORTING OF SUSPICIOUS ACTIVITY

The SEC has provided guidance with respect to the company protecting itself from money laundering and other suspicious activities by investors. The company has taken steps, pursuant to those guidelines.

SUPPLEMENT C.

REQUEST FOR QUALIFICATION

The board of Streamline USA, Inc., by their signatures to this Preliminary Offering Circulare, respectfully request the qualification of this Reg. A+ Tier 2 Preliminary Offering Circular.


42


SIGNATURES

Pursuant to the requirements of Regulation A+, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A, and have duly caused this Second Preliminary Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the Culver City, California, on November 11, 2021.

Exact name of Issuer as specified in its charter: Streamline USA, Inc.

November 11, 2021

By:

Ruben Igielko-Herrlich
_________________________________
Principal Executive Officer & Board Chair


Dapeng Ma
__________________________________
Board Member


Yitian Xue
___________________________________
Principal Financial Officer, Principal
Accounting Officer & Board Member




ARCHIVE CERTIFICATE


I HEREBY CERTIFY that on the 11th day of November, 2021, I received the original signatures to this Reg. A+ offering from the above-named persons, and that I maintain such originals, and that I entered such signature page into the corporate records of Streamline USA, Inc., and that I provided a copy to the board members, and to attorney, Devalaeminck.
                                                                / s /
                                                ____________________
                                                Yitian Xue, Project Archivist


43


REPORT OF TIER 2 AUDITOR A-1

STREAMLINE USA, INC.
AUDITED FINANCIAL STATEMENTS FOR THE PERIOD ENDING AUGUST 13, 2021, AND THE YEAR ENDING DECEMBER 31, 2020

STREAMLINE USA, INC.
Audited Financial Statements
FOR THE PERIOD ENDING AUGUST 13, 2021, AND THE YEAR ENDING  DECEMBER 31, 2020

CONTENTS OF REPORT

Independent Auditors Report............................................... 2
BALANCE SHEET............................................................. 4
STATEMENT OF INCOME....................................................... 5
STATEMENT OF CHANGES IN MEMBERS EQUITY.................................... 6
STATEMENT OF CASH FLOWS................................................... 7
NOTES TO FINANCIAL STATEMENTS............................................. 8

Lama Najib
Certified Public Accountant in
the United States of America
License 0033681
State of Colorado

PROCYON FINANCIAL LLC
24A Trolley Square #2289
Wilmington, DE 19806
Independent Auditors Report

To the Members of STREAMLINE USA, INC.,
11264 PLAYA CT.
CULVER CITY, CALIFORNIA 90230

I have audited the accompanying financial statements of STREAMLINE USA, INC., which comprise the Balance Sheet as of August 13, 2021, and December 31, 2020, and the related Statements of Income, Changes in Members Equity and Cash Flows for the period between September 9th, 2020 (the date of inception) and August 13, 2021, and a summary of significant accounting policies and other explanatory information.

Managements Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation of financial statements that are free from material misstatement whether due to fraud or error.

Auditors Responsibility

My responsibility is to express an opinion on these financial statements based on the audit. The audit was conducted in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors judgement, including the assessment of the risks of material misstatement in the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entitys preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entitys internal control. Accordingly, I express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my opinion.


2


Opinion
In my opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of STREAMLINE USA, INC. as of August 13, 2021, and December 31, 2020, and the results of its operations and cashflows for the period between September 9, 2020 (the date of inception) and August 13, 2021, in conformity with U.S. generally accepted accounting principles.

08/19/2021


3


STREAMLINE USA, INC.
BALANCE SHEET
AS OF AUGUST 13, 2021, AND DECEMBER 31, 2020

                                             As of August        As of December
                                               13, 2021             31, 2020
Assets
Current assets:
  Cash and cash equivalents                     $ 79,617                -
  Receivables                                  1,050,000                -
Total current assets                           1,129,617                -

Non-current assets:
 Intangible assets:
	Copyrights                                     5,000                -
 Total Intangible assets                           5,000                -

Total Assets                                 $ 1,134,617                -

Liabilities & Members Equity
Current liabilities:
  Accounts Payable                                 23,750               -
    Total current liabilities                      23,750               -

Non-current Liabilities:
 Total non-current liabilities                        -                 -

Total Liabilities:                                $ 23,750              -


Equity:
Common Stock (12,400,000 shares issued and
-
outstanding; no par) -
Retained Earnings (accumulated deficit)                -                -
Paid-in capital                                    100,000              -
Net income (loss)                                1,010,867              -
Total Equity:                                    1,110,867              -
Total Liabilities & Equity                     $ 1,134,617              -

The accompanying notes are an integral part of these financial statements.


4


STREAMLINE USA, INC.
STATEMENT OF INCOME
FOR THE PERIOD BETWEEN SEPTEMBER 9, 2020 (THE DATE OF INCEPTION) AND AUGUST 13, 2021

                                                 2021                     2020
Revenue:
 Revenue from copyrights transfer           $ 1,050,000                     -
 Total revenues                               1,050,000                     -

Expenses:
Legal & Professional Services                    39,073                     -
Bank charges & fees                                  60                     -
Total Expenses                                   39,133                     -

Income (loss) from Operations                  1,010,867                    -

Other Income (Expenses):
 Total Other Income (Expenses)                      -                       -

Net Income (loss)                            $ 1,010,867                    -

The accompanying notes are an integral part of these financial statements.


5


STREAMLINE USA, INC.
STATEMENT OF CHANGES IN MEMBERS EQUITY AS OF AUGUST 13, 2021, AND DECEMBER 31, 2020

Common Stock

                     Shares    Amount   Paid-in   Retained Earnings      Total
                                        Capital	(accumulated deficit)

Beginning Balance,     -         -          -             -                -
December 31, 2020

Issuance of Common  12,400,000   -          -             -                -
stock

Paid-in Capital        -         -       100,000          -             100,000

Net income (loss)      -         -          -         1,010,867       1,010,867

Ending Balance,     12,400,000   -       100,000      1,010,867       1,110,867
August 13, 2021

The accompanying notes are an integral part of these financial statements.


6

STREAMLINE USA, INC.
STATEMENT OF CASH FLOWS
AS OF AUGUST 13, 2021, AND DECEMBER 31, 2020

                                             As of August       As of December
                                               13, 2021             31, 2021
Cash flow From Operating Activities:
   Net income (loss)                        $  1,010,867              -
Adjustments to reconcile net income to
   net cash provided (used) by
   operating activities:

Changes in:
   Accounts Payable                             23,750                -
   Receivables                              (1,050,000)               -

Net cash provided (used) by operating       ------------       ------------
   activities                                  (15,383)               -

Cash flow From Investing Activities:
   Acquisition of copyrights                    (5,000)               -

Net cash provided (used)                       ------------       ------------
   by investing activities                      (5,000)               -


Cash flow from Financing Activities
   Paid-in Capital                              100,000               -

Net cash provided (used)                      ------------       ------------
   by financing activities                      100,000               -


Increase in Cash                                 79,617               -
Cash, beginning of year                            -
                                               ------------       ------------
Cash, end of year (period)                     $ 79,617               -

The accompanying notes are an integral part of these financial statements.


7


STREAMLINE USA, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD BETWEEN SEPTEMBER 9, 2020 (THE DATE OF INCEPTION) AND AUGUST 13, 2021

About the Company & its Nature of operations

STREAMLINE USA, INC. (the Company), is a Wyoming Corporation incorporated on September 9th, 2020. According to Management: the mission of the Company is to capture a major share of the film and video distribution industry and Company officials will position the company as a leader in distributing content on a global scale. To accomplish these goals, company officials will implement a cohesive marketing strategy utilizing direct and digital marketing initiatives to reach its target markets. Company officials anticipate forming strategic partnerships with entertainment industry giants. Such partnerships will create a seamless process for its content, with a lower takeoff risk.

Fiscal year
The Company operates on a December 31st yearend.

Basis of accounting
The Companys financial statements are presented in accordance with accounting principles generally accepted in the U.S.

Risks and Uncertainties
The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include, recession, downturn or otherwise, local competition or changes in consumer taste.

These adverse conditions could affect the Company's financial condition and the results of its operations.


8


STREAMLINE USA, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD BETWEEN SEPTEMBER 9, 2020 (THE DATE OF INCEPTION) AND AUGUST 13, 2021

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair Value of Financial Instruments
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:

Level 1 Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

Revenue Recognition
The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which the services will be provided; (2) services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured.


9


STREAMLINE USA, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD BETWEEN SEPTEMBER 9, 2020 (THE DATE OF INCEPTION) AND AUGUST 13, 2021

Expense Recognition
The Company recognizes and records expenses for services, supplies and other products as they are incurred.

Cash and cash equivalents
The Company considers all highly liquid investments with an original maturity date of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of August 13, 2021.

Accounts Payable
This account consists of payments due on legal services including registration with the U.S. Securities and Exchange Commission (SEC) for a Reg. A+ offering. The balance payable for this specific project totaled $15,000 as of August 13, 2021 (The total costs under the agreement which pertains to this project is $30,000 and is recorded in Legal & Professional services). Additionally, a payable of $3,750 is due for phase II in legal opinion services. Moreover, $5,000 is owed to a Script Owner for the acquisition of all rights to literary work.

Receivables
The Company entered into an agreement with a third party (the transferee) on August 5, 2021, where the Company agreed to transfer all rights of literary work it owns including contents, episode briefs, literary scripts, biographies of characters, dialogue scripts to the transferee in exchange for receiving a payment of $1,500,000. The script was created by a third party entrusted by the
 Company in October 2020, with $1,050,000 to be received within 60 days after the agreement comes into effect and $450,000 to be received after the transferee receives the final draft of the script.


10


STREAMLINE USA, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD BETWEEN SEPTEMBER 9, 2020 (THE DATE OF INCEPTION) AND AUGUST 13, 2021

The Company uses the allowance method to account for estimated uncollectible receivables. Receivables are presented net of an allowance for doubtful accounts. As of August 13, 2021, the Companys estimate of doubtful accounts was zero. The Companys policy for writing off past due receivables is based on the amount, time past due, and response received from the subject customer and other third parties.

Intangibles
Intangible assets are stated at their historical cost. Intangible items acquired must be recognized as assets separately from goodwill if they meet the definition of an asset, are either separable or arise from contractual or other legal rights, and their fair value can be measured reliably. Intangible assets recognized on Company books as of August 13, 2021, consist of literary work rights the Company acquired on 9 August 2021. Under the agreement, the Company was granted a perpetual transferrable license to all motion pictures, all television motion pictures and other television rights, together with limited radio broadcasting rights and publication rights for advertisement, publicity and exploitation purposes, and certain incidental and allied rights, throughout the world, in and to the literary work and in and to the copyright thereof and all renewals and extensions of copyright.

The Company evaluates the recoverability of intangible assets whenever events or changes in circumstances indicate that an intangible assets carrying amount may not be recoverable. Such circumstances include but are not limited to the following: 1) a significant decrease in the market value of the asset, 2) a significant adverse change in the extent or manner in which an asset is used
3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of the asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss


11


STREAMLINE USA, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD BETWEEN SEPTEMBER 9, 2020 (THE DATE OF INCEPTION) AND AUGUST 13, 2021

would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of the estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgement and actual results may differ from assumed and estimated amounts.

No impairment charges were made as of August 13, 2021.

Equity
Under the articles of incorporation, the total number of shares that the Corporation has the authority to issue is unlimited shares of Common stock at no par. As of August 13, 2021, and December 31, 2020, twelve million four hundred thousand (12,400,000) and nil shares of common stock have been issued and are outstanding, respectively. The transfer of shares is unrestricted, except as provided by any future buy-sell agreement signed by all stockholders and the Capital stock, after the amount of the subscription price has been paid in, is not subject to assessment to pay the debts of the corporation.

Income taxes
The Company is subject to tax filing requirements as a corporation in the federal jurisdiction of the United States.
The Company is subject to franchise tax filing requirements in the State of Wyoming.

Contingencies
The Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its members.


12


STREAMLINE USA, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD BETWEEN SEPTEMBER 9, 2020 (THE DATE OF INCEPTION) AND AUGUST 13, 2021

Subsequent events
The Company evaluated subsequent events through August 15th, 2021, the date on which the financial statements were available to be issued. There are no additional events that have occurred such that adjustments to the amounts or disclosures presented in the notes to the financial statements are warranted.


13